Exhibit 4.3

SERIES 2024-1

INDENTURE SUPPLEMENT

among

TING ISSUER LLC

AND

THE ASSET ENTITIES PARTY HERETO,

AND

CITIBANK, N.A.,

AS INDENTURE TRUSTEE

dated as of August 20, 2024

Secured Fiber Network Revenue Notes, Series 2024-1

i

SERIES 2024-1
INDENTURE SUPPLEMENT

THIS SERIES 2024-1 INDENTURE SUPPLEMENT (as amended, supplemented or otherwise modified and in effect from time to time, this “Series Indenture Supplement”), dated as of August 20, 2024, is entered into by among Ting Issuer LLC, a Delaware limited liability company, as the issuer (the “Issuer”), the direct and indirect subsidiaries of the Issuer signatory hereto as Original Asset Entities (the “Original Asset Entities,” and together with any additional direct or indirect subsidiary of the Issuer that is formed or acquired following the date hereof, the “Asset Entities”, and together with the Issuer, the “Obligors”) and Citibank, N.A., as Indenture Trustee and not in its individual capacity (in such capacity, the “Indenture Trustee”).

RECITALS

WHEREAS, the Obligors have entered into an Indenture, dated as of May 4, 2023 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Base Indenture”), among the Indenture Trustee and the Obligors;

WHEREAS, the Obligors desire to enter into this Series Indenture Supplement in order to issue a Series of Notes pursuant to Section 2.07 of the Base Indenture in accordance with the terms thereof;

WHEREAS, the Issuer represents that it has duly authorized the issuance of up to $79,000,000 aggregate initial principal amount of Secured Fiber Network Revenue Notes, Series 2024-1, comprised of the following three Classes of Notes: $55,000,000 initial principal amount of 5.63% Secured Fiber Revenue Notes, Series 2024-1, Class A-2 (the “Series 2024-1 Class A-2 Notes”), $8,000,000 initial principal amount of 6.85% Secured Fiber Revenue Notes, Series 2024-1, Class B (the “Series 2024-1 Class B Notes”) and $16,000,000 initial principal amount of 9.15% Secured Fiber Revenue Notes, Series 2024-1, Class C (the “Series 2024-1 Class C Notes” and, together with the Series 2024-1 Class A-2 Notes and the Series 2024-1 Class B Notes, the “Series 2024-1 Term Notes” or the “Series 2024-1 Notes”);

WHEREAS, the Series 2024-1 Notes constitute “Notes” and a “Series” or “Series of Notes” as defined in the Base Indenture; and

WHEREAS, the Indenture Trustee has agreed to accept the trusts herein created upon the terms herein set forth.

NOW, THEREFORE, it is mutually covenanted and agreed as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01    Definitions. All defined terms used herein and not defined herein (including in the recitals hereto) shall have the meaning ascribed to such terms or incorporated by reference in the Base Indenture. All words and phrases defined in the Base Indenture shall have the same meaning in this Series Indenture Supplement, except as otherwise appears in this Article. In addition, the following terms have the following meanings in this Series Indenture Supplement unless the context clearly requires otherwise:

“[***]” shall mean [***].

“Electronic Transmission” shall have the meaning ascribed to it in Section 4.07(b).

“Initial Payment Date” shall mean, with respect to the Series 2024-1 Notes, the Payment Date occurring in September 2024.

“Note Rate” shall mean, with respect to the Series 2024-1 Notes, the fixed rate per annum at which interest accrues on the unpaid principal balance of each Class of Series 2024-1 Notes as set forth in Section 2.01(a).

“Placement Agent” shall mean, with respect to the Series 2024-1 Notes, Goldman Sachs & Co. LLC.

“Post-ARD Note Spread” shall, for each Class of Series 2024-1 Term Notes, be the spread per annum set forth in the table below:

Class of Notes	Post-ARD Note Spread
Series 2024-1 Class A-2 Notes	2.00%
Series 2024-1 Class B Notes	3.25%
Series 2024-1 Class C Notes	7.00%

“Prepayment Consideration Period” shall mean, with respect to the Series 2024-1 Notes, the period from the Closing Date until the Payment Date in August 2028.

“Rated Final Payment Date” shall mean, with respect to the Series 2024-1 Notes, the Series 2024-1 Rated Final Payment Date.

“[***]” shall mean [***].

“Series 2024-1 Class A-2 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Class B Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Class C Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Closing Date” shall mean August 20, 2024.

“Series 2024-1 Notes” shall have the meaning ascribed to it in the recitals hereto.

“Series 2024-1 Rated Final Payment Date” shall have the meaning ascribed to it in Section 2.01(c).

“Series 2024-1 Term Note Anticipated Repayment Date” shall have the meaning ascribed to it in Section 2.01(b). For purposes of the Base Indenture, the “Series 2024-1 Term Note Anticipated Repayment Date” shall be deemed to be the “Anticipated Repayment Date” with respect to the Series 2024-1 Notes.

“Series 2024-1 Term Notes” shall have the meaning ascribed to it in the recitals hereto.

Section 1.02    Rules of Construction. Unless the context otherwise requires:

(a)    a term has the meaning assigned to it;

(b)    accounting terms not otherwise defined herein and accounting terms partly defined herein, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time;

(c)“    or” is not exclusive;

(d)“    including” means including without limitation;

(e)    words in the singular include the plural and words in the plural include the singular;

(f)    all references to “$” or “USD” are to United States dollars;

(g)    any agreement, instrument, regulation, directive or statute defined or referred to in this Series Indenture Supplement or in any instrument or certificate delivered in connection herewith means such agreement, instrument, regulation, directive or statute as from time to time amended, supplement or otherwise modified in accordance with the terms thereof and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein;

(h)    references to a Person are also to its permitted successors and assigns;

(i)    the words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Series Indenture Supplement, shall refer to this Series Indenture Supplement as a whole and not to any particular provision of this Series Indenture Supplement, and Section, Schedule and Exhibit references are to this Series Indenture Supplement unless otherwise specified; and

(j)    whenever the phrase “in direct order of alphabetical designation” or “highest alphabetical designation” or a similar phrase is used herein, it shall be construed to mean beginning with the letter “A” and ending with the letter “Z”; if any Series or Class is also given a numerical designation (e.g., “A-1” or “A-2”) the significance thereof shall be set forth in this Series Indenture Supplement.

In the event that any term or provision contained herein with respect to the Series 2024-1 Notes shall conflict with or be inconsistent with any term or provision contained in the Base Indenture, the terms and provisions of this Series Indenture Supplement shall govern.

ARTICLE II

SERIES 2024-1 NOTE DETAILS, DELIVERY AND FORM

Section 2.01    Series 2024-1 Note Details.

(a)    The aggregate principal amount of the Series 2024-1 Notes which may be initially authenticated and delivered under this Series Indenture Supplement shall be issued in three Classes, having the Class and Series designation, Initial Class Principal Balance, Note Rates and initial ratings set forth below (except for Series 2024-1 Notes authenticated and delivered upon transfer of, or in exchange for, or in lieu of Series 2024-1 Notes pursuant to Section 2.02 of the Base Indenture), subject to clause (d) below.

Class of Notes	Initial Class Principal Balance	Note Rate	Note Type	([***])
Series 2024-1, Class A-2	$55,000,000	5.63%	Term Notes	[***]
Series 2024-1, Class B	$8,000,000	6.85%	Term Notes	[***]
Series 2024-1, Class C	$16,000,000	9.15%	Term Notes	[***]

Accrued Note Interest with respect to the initial Interest Accrual Period for the Series 2024-1 Term Notes will be calculated by multiplying the applicable Note Rate by a fraction, the numerator of which is the number of days from and including the Series 2024-1 Closing Date to but excluding the Initial Payment Date and the denominator of which is 360. Accrued Note Interest with respect to each Interest Accrual Period thereafter for the Series 2024-1 Term Notes shall be calculated in the manner set forth in the definition of “Accrued Note Interest” in Section 1.01 of the Base Indenture. The initial Interest Accrual Period for the Series 2024-1 Term Notes shall consist of 30 days.

(b)    The “Series 2024-1 Term Note Anticipated Repayment Date” is the Payment Date occurring in August 2029.

(c)    The “Series 2024-1 Rated Final Payment Date” for the Series 2024-1 Term Notes is the Payment Date occurring in August 2054.

(d)    There shall be no Targeted Amortization Amount with respect to the Series 2024-1 Notes.

(e)    The Record Date for purposes of determining payments to the Holders of the Series 2024-1 Notes for the Payment Date occurring in September 2024 shall be August 31, 2024.

Section 2.02    Delivery of the Series 2024-1 Notes. Upon the execution and delivery of this Series Indenture Supplement, the Issuer shall execute and deliver the Series 2024-1 Notes to the Indenture Trustee and the Indenture Trustee shall, upon receipt of an Issuer Order, authenticate the Series 2024-1 Notes and shall hold the Series 2024-1 Term Notes as agent for the Depositary under the Fast Automated Securities Transfer Program.

Section 2.03    Forms of Series 2024-1 Notes. The Series 2024-1 Term Notes shall be in substantially the forms set forth in the Base Indenture, each with such variations, omissions and insertions as may be necessary.

Section 2.04    Tax Restricted Notes. The Series 2024-1 Class C Notes shall be designated as Tax Restricted Notes (and shall accordingly be subject to the transfer restrictions in Section 2.02(k) of the Base Indenture). No Transfer of a beneficial interest in a Series 2024-1 Class C Note shall be permitted if such Transfer would cause the aggregate number of beneficial holders and beneficial owners of such interests in the Series 2024-1 Class C Notes and beneficial holders of any other interests in the Issuer that are or may be treated as equity interests in the Issuer for U.S. federal income tax purposes, as determined for purposes of Treasury regulations section 1.7704-1(h), to exceed 90. The Series 2024-1 Class C Notes shall be issued in minimum denominations of $2,000,000 and in integral multiples of $1.00 in excess thereof. No Series 2024-1 Class C Notes retained by the Issuer as of the Series 2024-1 Closing Date may be transferred by the Issuer or a Person from which the Issuer is disregarded as separate for U.S. federal income tax purposes unless an opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP or of other nationally recognized U.S. tax counsel experienced in such matters is delivered to the Indenture Trustee (which the Indenture Trustee is entitled to conclusively rely and shall be protected in relying on without liability therefore or an obligation to request or review such opinion), in form and substance satisfactory to the Issuer, to the effect that any Series 2024-1 Class C Notes so transferred should be characterized as debt for U.S. federal income tax purposes immediately following such transfer.

Section 2.05    [***].

ARTICLE III

RETAINED COLLECTIONS CONTRIBUTIONS; CONTRIBUTED NETWORKS

Section 3.01    Retained Collections Contributions. For purposes of the Series 2024-1 Notes, any Retained Collections Contribution deposited into the Liquidity Reserve Account pursuant to Section 2.12(c) of the Base Indenture may be designated by the Obligors, acting at the direction of the Manager, as part of Aggregate Annualized Run Rate Revenue in an amount not to exceed (x) the greater of (A) 15% of Annualized Run Rate Revenue as of the last day of the immediately preceding calendar month and (B) $22 million over any period of four consecutive calendar quarters and not to exceed (y) the greater of (A) 25% of Annualized Run Rate Revenue and (B) $37 million from the Series 2024-1 Closing Date to the Series 2024-1 Term Note Anticipated Repayment Date.

Section 3.02    Contributed Networks Contributions. The Contributed Markets as of the Series 2024-1 Closing Date are set forth on Schedule 3.02 hereto.

ARTICLE IV

GENERAL PROVISIONS

Section 4.01    Date of Execution. This Series Indenture Supplement for convenience and for the purpose of reference is dated as of August 20, 2024.

Section 4.02    Notices. Notices required to be given to the [***] by the Issuer, the Asset Entities or the Indenture Trustee shall be e-mailed (i) first (or simultaneously with second) to the Issuer to be posted to the password protected internet website maintained by the Issuer for communication to the [***] pursuant to Rule 17g-5 under the Exchange Act and (ii) second to the following addresses: [***].

Section 4.03    Governing Law. THIS SERIES INDENTURE SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.04    Submission to Jurisdiction. EACH OBLIGOR AND THE INDENTURE TRUSTEE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE COURT OR UNITED STATES FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR IN RELATION TO THIS SERIES INDENTURE SUPPLEMENT.

Section 4.05    Waiver of Jury Trial. EACH OBLIGOR AND THE INDENTURE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SERIES INDENTURE SUPPLEMENT, THE SERIES 2024-1 NOTES, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

Section 4.06    Severability; Entire Agreement. In case any provision in this Series Indenture Supplement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Series Indenture Supplement supersedes all prior agreements between the parties and constitutes the entire agreement between the parties hereto with respect to the matters covered hereby and supersedes all prior agreements between the parties.

Section 4.07    Counterparts.

(a)    The parties may sign any number of copies of the Base Indenture and any Series Indenture Supplement. Each signed copy shall be an original, but all of them together represent the same agreement. The words “execution,” “execute”, “signed,” “signature,” “delivery,” and words of like import in or relating to the Base Indenture and any Series Indenture Supplement or any document to be signed in connection with the Base Indenture shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that, notwithstanding anything herein to the contrary, the Indenture Trustee is not under any obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Indenture Trustee, pursuant to procedures approved by the Indenture Trustee. As used herein, “electronic signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or other record.

(b)    For purposes of this Series Indenture Supplement or any other Transaction Documents, any reference to “written” or “in writing” means any form of written communication, including, without limitation, electronic signatures, and any such written communication may be transmitted by Electronic Transmission. “Electronic Transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof and that may be directly reproduced in paper form by such a recipient through an automated process. The Indenture Trustee is authorized to accept written instructions, directions, reports, notices or other communications delivered by Electronic Transmission and shall not have any duty or obligation to verify or confirm that the Person sending instructions, directions, reports, notices or other communications or information by Electronic Transmission is, in fact, a Person authorized to give such instructions, directions, reports, notices or other communications or information on behalf of the party purporting to send such Electronic Transmission, and the Indenture Trustee shall not have any liability for any losses, liabilities, costs or expenses incurred or sustained by any party as a result of such reliance upon or compliance with such instructions, directions, reports, notices or other communications or information to the Indenture Trustee, including, without limitation, the risk of the Indenture Trustee acting on unauthorized instructions, notices, reports or other communications or information, and the risk of interception and misuse by third parties (except to the extent such action results from gross negligence, willful misconduct or fraud by the Indenture Trustee).

(c)    Any requirement in this Series Indenture Supplement that a document, including any Note, is to be signed or authenticated by “manual signature” or similar language shall not be deemed to prohibit signature to be by facsimile or electronic signature and shall not be deemed to prohibit delivery thereof by Electronic Transmission. Notwithstanding anything to the contrary in this Series Indenture Supplement , any and all communications (both text and attachments) by or from the Indenture Trustee that the Indenture Trustee in its sole discretion deems to contain confidential, proprietary and/or sensitive information and sent by Electronic Transmission will be encrypted. The recipient of the Electronic Transmission will be required to complete a one-time registration process.

ARTICLE V

APPLICABILITY OF INDENTURE

Section 5.01    Applicability. The provisions of the Base Indenture are hereby ratified, approved and confirmed, except as otherwise expressly modified by this Series Indenture Supplement and the Base Indenture as so supplemented by this Series Indenture Supplement shall be read, taken and construed as one and the same instrument. The representations, warranties and covenants contained in the Base Indenture (except as expressly modified herein) are hereby reaffirmed with the same force and effect as if fully set forth herein and made again as of the date hereof.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the Issuer, the Original Asset Entities and the Indenture Trustee have caused this Series Indenture Supplement to be duly executed by their respective officers, thereunto duly authorized, all as of the day and year first above written.

TING ISSUER LLC, as Issuer

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

TING VIRGINIA, LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

FIBER ROADS, LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

TING INTERNET LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

[Signature Page to Ting ABS Series 2024-1 Indenture Supplement]

CEDAR HOLDINGS GROUP, LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

ZIPPYTECH LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

ZIPPYTECH OF NEW MEXICO LLC (DE), as an Original Asset

Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

SIMPLY BITS, LLC, as an Original Asset Entity

By: /s/ Ivan Ivanov

Name: Ivan Ivanov

Title: CFO & Treasurer

[Signature Page to Ting ABS Series 2024-1 Indenture Supplement]

CITIBANK, N.A.,

not in its individual capacity, but solely as Indenture Trustee

By: /s/ Trang Tran-Rojas

Name: Trang Tran-Rojas

Title: Senior Trust Officer

[Signature Page to Ting ABS Series 2024-1 Indenture Supplement]

Schedule 3.02

Contributed Markets

This schedule has been omitted pursuant to Item 601(a)(5).